Exhibit 99.1

Ariba Reports Results for the First Quarter of Fiscal Year 2007

Company posts year-over-year growth in total revenues with subscription software up 17%

SUNNYVALE, Calif., January 24, 2007 — Ariba, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced results for the first quarter of fiscal year 2007 ended December 31, 2006.

Financial Results

Total revenues for the first quarter of fiscal year 2007 were $77.2 million, as compared to $76.2 million for the first quarter of fiscal year 2006. Subscription and maintenance revenues for the quarter were $34.0 million, as compared to $33.1 million for the first quarter of fiscal year 2006. Within subscription and maintenance revenues, subscription software revenue was $15.2 million for the quarter, as compared to $12.9 million for the first quarter of fiscal year 2006. Services and other revenues for the quarter were $43.2 million, as compared to $43.1 million for the first quarter of fiscal year 2006.

Net loss for the first quarter of fiscal year 2007 was $4.1 million, or $0.06 per share, as compared to a net loss for the first quarter of fiscal year 2006 of $3.7 million, or $0.06 per share. The net loss for the first quarter of fiscal year 2007 included charges of $3.9 million for amortization of intangible assets and $9.7 million for stock-based compensation. Excluding these items, non-GAAP net income was $9.5 million, or $0.13 per diluted share.

“Spend management is becoming a strategic function and Ariba is consistently recognized by the market and industry analysts as the provider of choice,” said Bob Calderoni, CEO, Ariba. “During the quarter, we saw demand for our solutions from enterprises expanding their spend management and operational excellence initiatives to accelerate the results they achieve. With our comprehensive range of offerings that support companies of all sizes and our ongoing commitment to innovation, we remain solidly positioned for growth as spend management continues to evolve.”

Paving the Way to Excellence

Spend management is among the fastest, most efficient ways to reduce costs and improve profits and companies of all types and sizes rely on Ariba to help them do this. But spend management isn’t just about savings. During the first quarter, an increasing number of companies expanded their portfolio of Ariba® Spend Management™ solutions and extended their use to strategic activities outside traditional procurement to help drive additional value across their operations.

“Spend management is a critical piece of the process we use to evaluate acquisitions and enhance the value of our portfolio companies,” said Shant Mardirossian, Principal and Chief Financial Officer of Kohlberg & Company, L.L.C., one of the leading middle-market private equity firms in the United States. “With Ariba, we have access to a global services organization that helps us identify opportunities for savings as part of our diligence efforts as well as technology and commodity expertise we can leverage to drive them to the bottom line.”

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Driving Strategic Spend Management

Companies around the world continue to invest in spend management solutions to drive consistent global procurement processes and standards through technology, category expertise and services. During the first quarter of fiscal year 2007, more than 180 companies purchased Ariba solutions to power their spend management programs, including: Adidas AG, Accenture LLP, Altran Group, AstraZeneca, Booz Allen Hamilton, ConocoPhillips, Fairfield Manufacturing Company, Inc., Ingram Micro Inc., Kohlberg & Company, LLC, Onex Corporation, MeadWestvaco Corporation, Nova Southeastern University, Pfizer, Inc., Singer SVP Worldwide and RTE, among others.

“When we launched our strategic sourcing program, we knew we needed a sophisticated tool that could be quickly implemented to improve our cost structure and enhance the value we deliver to customers,” said Peter Nguyen, Sourcing Operations Manager, Ingram Micro Inc., a Fortune 500 company that is the world’s largest technology distributor. “With Ariba Sourcing™ On-Demand, we not only have access to leading technology that’s easy to roll out, but category expertise and services we can leverage to drive savings and efficiencies that translate into bottom-line results.”

Charting a Course for the Future

As the creator and leader of spend management, Ariba continues to focus on identifying and addressing emerging issues that companies are facing as they transform procurement and sourcing functions to help them achieve strategic goals. During the first quarter, Ariba released the results of a global survey of more than 550 of its customers which found that delivering measurable results and accessing and analyzing spend data remain the greatest priorities and challenges among procurement executives and professionals worldwide (http://www.ariba.com/go/priorities).

During the first quarter, Ariba released its latest on-demand offerings, which combine technology, category expertise, best practices and supporting services to help companies focus on their priorities and establish effective global procurement processes that deliver fast, measurable results.

Conference Call Information

Ariba will hold a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its results for the first quarter of fiscal year 2007. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally.

There will also be a live web broadcast available on the investor relations section of Ariba’s website at www.ariba.com or logging in at www.vcall.com.

A replay of the conference will be available at approximately 5:00 p.m. PT / 8:00 p.m. ET today through Wednesday, January 31, 2007 by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 225524.

About Ariba, Inc.

Ariba, Inc. is the leading provider of spend management solutions to help companies realize rapid and sustainable bottom line results. Companies around the world in every industry use Ariba Spend Management™ software and services. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com.

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Copyright © 1996 – 2007 Ariba, Inc.

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Ariba, the Ariba logo, AribaLIVE and SupplyWatch are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Electronic Invoice Presentment and Payment, Ariba Invoice, Ariba Sourcing, Ariba Spend Visibility, Ariba Travel and Expense, Ariba Procure-to-Pay, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Connectivity, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement, Ariba Spend Management Knowledge Base, Ariba Ready, Ariba Supply Lines, Ariba Supply Manager, Ariba LIVE and It’s Time for Spend Management are trademarks or service marks of Ariba, Inc. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. A detailed discussion of these factors and other risks associated with Ariba’s business are discussed in Ariba’s SEC filings, including its most recent report on Form 10-K filed December 1, 2006.

Investor Contact:

Elaine Kitagawa

Ariba, Inc.

(650) 390-1000

ekitagawa@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	December 31, 2006	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$49,776	$51,997
Marketable securities	88,798	86,769
Restricted cash	1,500	1,550
Accounts receivable, net	37,170	31,664
Prepaid expenses and other current assets	10,743	11,157

Total current assets	187,987	183,137
Property and equipment, net	19,362	19,830
Long-term investments	5,039	—
Restricted cash, less current portion	28,920	30,300
Goodwill	326,101	326,101
Other intangible assets, net	21,164	25,060
Other assets	2,617	2,516

Total assets	$591,190	$586,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,496	$9,863
Accrued compensation and related liabilities	21,722	24,694
Accrued liabilities	23,607	21,589
Restructuring obligations	17,318	14,888
Deferred revenue	46,329	40,035
Deferred income—Softbank	10,738	13,572

Total current liabilities	128,210	124,641
Deferred rent obligations	22,633	22,668
Restructuring obligations, less current portion	74,393	80,406
Deferred revenue, less current portion	27,264	25,641
Deferred income—Softbank, less current portion	—	565

Total liabilities	252,500	253,921

Stockholders’ equity:
Common stock	153	151
Additional paid-in capital	5,042,084	5,032,538
Accumulated other comprehensive income	3,681	3,475
Accumulated deficit	(4,707,228)	(4,703,141)

Total stockholders’ equity	338,690	333,023

Total liabilities and stockholders’ equity	$591,190	$586,944

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,
	2006	2005
Revenues:
Subscription and maintenance	$34,019	$33,068
Services and other	43,148	43,164

Total revenues	77,167	76,232

Cost of revenues:
Subscription and maintenance	7,849	6,683
Services and other	30,330	31,942
Amortization of acquired technology and customer intangible assets	3,696	4,613

Total cost of revenues	41,875	43,238

Gross profit	35,292	32,994

Operating expenses:
Sales and marketing	22,976	19,551
Research and development	12,558	11,953
General and administrative	9,572	8,818
Other income—Softbank	(3,394)	(3,401)
Amortization of other intangible assets	200	200
Restructuring and integration costs	—	273

Total operating expenses	41,912	37,394

Loss from operations	(6,620)	(4,400)
Interest and other income, net	3,110	889

Loss before income taxes	(3,510)	(3,511)
Provision for income taxes	577	154

Net loss	$(4,087)	$(3,665)

Net loss per share—basic and diluted	$(0.06)	$(0.06)
Weighted average shares—basic and diluted	68,723	65,322

Non-GAAP Financial Measures

The accompanying press release dated January 24, 2007 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenues, gross profit, operating expenses, (loss) income from operations, net (loss) income and net (loss) income per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primarily financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these costs should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005
Expense reconciliation:
GAAP revenue	$77,167	$76,232
GAAP net loss	4,087	3,665

Total GAAP expenses	81,254	79,897
Amortization of intangible assets	(3,896)	(4,813)
Stock-based compensation	(9,686)	(8,808)
Restructuring and integration costs	—	(273)

Total non-GAAP operating expenses	$67,672	$66,003

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005
Net income (loss) reconciliation:
GAAP net loss	$(4,087)	$(3,665)
Amortization of intangible assets	3,896	4,813
Stock-based compensation	9,686	8,808
Restructuring and integration costs	—	273

Non-GAAP net income	$9,495	$10,229

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005
Net income (loss) per share reconciliation:
GAAP net loss per share—basic	$(0.06)	$(0.06)
Amortization of intangible assets	0.06	0.07
Stock-based compensation	0.14	0.13
Restructuring and integration costs	—	0.00

Non-GAAP net income per share—basic	$0.14	$0.16

Non-GAAP net income per share—diluted	$0.13	$0.14
Weighted average shares—basic	68,723	65,322
Weighted average shares—diluted	72,887	72,456

(1)	See “Discussion of Specific Items Excluded From Non-GAAP Financial Measures” at the end of the reconciliation of GAAP to non-GAAP operating results.

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures generally exclude costs and expenses for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation and (iii) restructuring and integration charges. We exclude these costs and expenses because we believe they are not closely related to the ongoing operating performance of our businesses and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for restructuring and integration costs, these costs and expenses are non-cash items that do not affect cash flows.

(1)	Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(2)	Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(3)	Restructuring and Integration Costs. We have recorded severance and related benefits costs in the first quarter of fiscal year 2006. We exclude these costs from our non-GAAP financial measures because they are unrelated to our ongoing operations and are significantly impacted by factors outside our control. We believe excluding these costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring and integration costs are primarily cash costs and that we and investors should carefully consider the impact of these costs on future cash flows.